UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, the Company entered into a compromise agreement ("Agreement") with Neil S. Bright. The Agreement, effective as of October 20, 2006, provides for Mr. Bright to receive a payment of $382,144 in lieu of 12 months' salary and car allowance, $15,243 for accrued but untaken vacation days, $59,698 in lieu of any potential bonus payable under the Company's 2007 short term incentive plan and an additional lump sum payment of $156,803. Subject to the approval of the pension trustees, the Company will make an additional payment to the pension fund totaling $75,312 to provide the equivalent of cumulative contributions through October 2007. Mr. Bright will retain any vested portion of stock options (with a 90-day period for exercise) and vested restricted shares. The Agreement also provides for continuation of private health and life insurance for a period of 12 months, as well as reimbursement of legal services incurred in connection with the negotiation of this Agreement not to exceed $5,178 and outplacement services not to exceed $18,828.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Compromise Agreement between CMP Batteries Limited (a subsidiary of Exide Technologies) and Neil Bright

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

November 6, 2006	By:	Francis M. Corby, Jr.

Name: Francis M. Corby, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Compromise Agreement between CMP Batteries Limited (a subsidiary of Exide Technologies) and Neil Bright